Exhibit 23.4

FANGDA PARTNERS

上海 Shanghai • 北京 Beijing • 深圳 Shenzhen • 广州 Guangzhou • 香港 Hong Kong

http://www.fangdalaw.com

中国北京市朝阳区光华路1号	电子邮件 Email: email@fangdalaw.com
嘉里中心北楼27层	电 话 Tel.: 861057695600
邮政编码: 100020	传 真 Fax: 861057695788
文 号 Ref.: 20GC0041
27/F, North Tower, Kerry Center No. 1, Guanghua Road, Chaoyang District Beijing 100020, PRC

To: BeiGene, Ltd.

May 9, 2023

Re: Consent of Fangda Partners

Dear Sirs,

We hereby consent to the reference of our name under the heading “Enforcement of Civil Liabilities” in BeiGene, Ltd.’s Form S-3 Registration Statement  (the “Registration Statement”), which will be filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2023. We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Fangda Partners
Fangda Partners